                                                   UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                               WASHINGTON, DC 20549

                                                     FORM 8-K
                                                  CURRENT REPORT

                                          PURSUANT TO SECTION 13 OR 15(d)
                                      OF THE SECURITIES EXCHANGE ACT OF 1934

                                                 January 25, 2002
                                         (Date of earliest event reported)

                                           Commission file number 1-7349

                                                 BALL CORPORATION
                              (Exact name of Registrant as specified in its charter)

                           Indiana                    1-7349                  35-0160610
                          (State of                 Commission               IRS Employer
                        Incorporation)               File No.)            Identification No.)

                           10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
                           (Address of principal executive offices, including zip code)

                                                  (303) 469-3131
                               (Registrant's telephone number, including area code)

                                                  Not Applicable
                           (Former name or former address, if changed since last report)

                                                 Ball Corporation
                                            Current Report on Form 8-K
                                              Dated January 25, 2002

Item 5.  Other Events

On January 23, 2002, Ball announced that its Board of Directors declared a two-for-one split of the Company's common stock, increased the first quarter dividend in 2002 and authorized the repurchase of additional shares.

The stock split will be effective February 22, 2002, for shareholders of record on February 1, 2002.  The split is the third since Ball became a public company in 1972 and the first since 1985.  As a result of the stock split the rights attaching to the shares automatically split so that one half of a right attaches to each Ball Corporation
Common Stock Share outstanding upon the effective date of the stock split, which is February 22, 2002, for shareholders of record on February 1, 2002.

The Board of Directors declared a quarterly cash dividend of 9 cents per post-split share, payable March 15, 2002, to shareholders of record on March 1, 2002, which represents an increase of 20 percent over the quarterly dividend of 15 cents per pre-split share Ball has paid since 1994.

The Board of Directors authorized the repurchase of up to five million of its post-split shares.  The authorization is in addition to 400,000 pre-split shares remaining under prior board repurchase actions.  On a post-split basis, the company will have authorization to repurchase up to 5.8 million of its shares.

                                                     SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:                 /s/ R. David Hoover
                    ----------------------------------------------------
                    Name:   R. David Hoover
                    Title:  President and Chief Executive Officer

Date:               January 25, 2002